Exhibit 24.1

POWER OF ATTORNEY
WHEREAS, BURLINGTON NORTHERN SANTA FE, LLC, a Delaware limited liability company (the “Company”), will file with the U.S. Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and
WHEREAS, the undersigned serve the Company in the capacity indicated;
NOW, THEREFORE, the undersigned hereby constitutes and appoints PAUL W. BISCHLER or DUSTIN ALMAGUER, the undersigned's attorney with full power to act for the undersigned in the undersigned's name, place and stead, to sign the undersigned's name in the capacity set forth below, to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024, and to any and all amendments to such Annual Report on Form 10-K, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned this 24th day of February, 2025.

/s/ Warren E. Buffett	/s/ Marc D. Hamburg
Warren E. Buffett, Director	Marc D. Hamburg, Director

/s/ Gregory E. Abel	/s/ Carl R. Ice
Gregory E. Abel, Director	Carl R. Ice, Director

/s/ Edmond Harris	/s/ Kathryn M. Farmer
Edmond Harris, Director	Kathryn M. Farmer, Director and President and Chief Executive Officer

/s/ Paul W. Bischler	/s/ Thomas G. Williams
Paul W. Bischler, Director and Executive Vice President and Chief Financial Officer	Thomas G. Williams, Director

/s/ Matthew J. Igoe	/s/ Jill K. Mulligan
Matthew J. Igoe, Director	Jill K. Mulligan, Director

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